BRITISH	NUMBER: 210187
COLUMBIA

CERTIFICATE OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

TERYL RESOURCES CORP.

has this day changed its name to

TERYL GOLD INC.

Issued under my hand at Victoria, British Columbia on February 04, 2003 JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA

BRITISH
COLUMBIA

Form 19
(Section. 348)

Certificate of Incorporation No. 0210187

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution* was passed by the undermentioned company on the date stated: Name of Company: TERYL RESOURCES CORP.

Date resolution passed: JANUARY 22, 2003

Resolution ±

"BE IT RESOLVED that the name of the Company be changed to from "Teryl Resources Corp." to "TERYL GOLD INC. ".

(Altered Memorandum attached)

SCHEDULE "A"

COMPANY ACT

FORM 1

ALTERED MEMORANDUM

(as altered by Special Resolution passed January 22, 2003)

I wish to be formed in to a company with limited liability under the British Columbia Company Act in pursuance of this Memorandum.

1.	The name of the Company is "TERYL GOLD INC."

2.	The authorized capital of the Company consists of 105,000,000 shares divided into 100,000,000 common shares without par value and 5,000,000 preferred shares with a par value of$1.00 each.

There will be attached to the preferred shares the rights and restrictions as set forth in the Articles of the Company.